Exhibit 10.9

FIRST AMENDMENT TO OFFICE BUILDING LEASE

THIS FIRST AMENDMENT TO OFFICE BUILDING LEASE ("Amendment") is made as of this l0th day of December, 2010, by and between WW VKO OWNER LLC, a Delaware limited liability company ("Landlord"), and CALIFORNIA STEM CELL, INC., a Delaware corporation ("Tenant").

RECITALS

A.    Landlord and Tenant entered into that certain Office Building Lease dated October 18, 2010 (the "Lease"), pertaining to certain real property commonly known as Suite 130 of the building located at 18301 Von Karman Avenue, Irvine, California, containing approximately 8,000 rentable square feet (the "Premises").

B.    Landlord and Tenant desire to amend the Lease to, among other things, revise the Permitted Use.
AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.Permitted Use. As of the date hereof, the definition of "Permitted Use” set forth in Section 1.16 of the Lease is revised to include the following additional uses which shall be referred to as the ' Expanded Uses". The Expanded Uses shall consist solely of light biotechnology research and development which shall be done only within the portion of the Premises comprised of the clean rooms and general laboratory area, as depicted on the Floor Plan attached to the Lease. During such time as the Expanded Uses are permitted, the Permitted Use and the Expanded Uses shall be collectively referred to as the Permitted Use. Tenant represents and warrants that the City of Irvine approved the Expanded Uses at the Premises and that the Expanded Uses does not conflict with any applicable zoning codes. Tenant further represents and warrants that the Expanded Uses will not utilize or produce Hazardous Materials and any laboratory waste (including biomedical waste, if any) will be handled in accordance with all applicable Laws, rules and regulations and disposed of by a medical waste disposal company. In addition to all other indemnities set forth in the Lease, Tenant hereby agrees to indemnify, defend and hold Landlord harmless from any loss, damage, cause of action or any other claim in any way related to or in connection with the Expanded Uses. It is the sole responsibility of Tenant to ensure that throughout the Term the Expanded Uses comply with all applicable Laws, including, without limitation, Hazardous Materials Laws, rules, regulations and CC&Rs. If at any time the Expanded Uses are no longer permitted or allowed by the City or pursuant to any applicable Laws, including, without limitation, Hazardous Materials Laws, rules, regulations or CC&Rs or if the Expanded Uses are the sole and direct cause of an increase in Landlord's insurance premiums or adversely affect Landlord's insurance coverage in any way (unless Tenant pays the increased amount of Landlord's insurance premiums which are attributable to the Expanded Use or otherwise mitigates any additional requirements of the insurance company), (a) Tenant shall immediately cease all business operations at the Premises involving the Expanded Uses, (b) Tenant shall return the clean rooms and general laboratory area to a condition and shall construct, at Tenant’s sole cost and expense, tenant improvements consistent with the tenant improvements in the remaining portions of the Premises, and (c) the definition of Permitted Use shall be immediately deemed not to include the Expanded Uses.

2.    Brokers. Landlord and Tenant each represent to the other that, other than Grubb & Ellis and CB Richard Ellis, neither party has had any other dealings with any real estate broker, agent or finder in connection with the negotiation of this Amendment, and that they know of no real estate broker, agent or finder who is, or might be, entitled to a commission or finder's fee in connection with this Amendment. Each party shall indemnify, protect, defend and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including reasonable attorneys' fees) resulting from any claims that may be asserted by any other broker, agent or finder based on any statements or representations by the indemnifying party. The terms of this Section will survive the expiration or earlier termination of the Lease.

3.    Full Force and Effect. Except as expressly modified hereby, the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. All references herein and in the Lease to the "Lease" shall mean, unless the context clearly indicates to the contrary, the Lease as amended by this Amendment. Defined terms used herein shall have the meaning set forth in the Lease, unless a contrary meaning is contained in this Amendment.

4.    No Oral Agreements. The Lease and this Amendment contain all of the agreements of the parties with respect to the matters set forth herein, except for those terms and conditions incorporated herein by reference. There are no oral agreements or understandings between the parties hereto affecting the Lease or this Amendment. Neither the Lease nor this Amendment can be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement or any waiver, change, modification or discharge is sought.

5.    Counterparts. This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.

6.    Successors and Assigns. This Lease, as amended hereby, shall apply to and bind Landlord and Tenant and their respective successors and assigns.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

LANDLORD:            WW VKO Owner, LLC
a Delaware limited liability company

By: /s/ Kashif Z. Sheilkh
Name: Kashif Z. Sheilkh
Title: Vice President

TENANT:            CALIFORNIA STEM CELL, INC.,
a Delaware Corporation

    By: /s/ Chris Airriess
Name: Chris Airriess
Its: COO

SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

THIS SECOND AMENDMENT TO OFFICE LEASE AGREEMENT ("Amendment") is made as of this 1st day of February, 2012, by and between WW VKO OWNER LLC, a Delaware limited liability company ("Landlord"), and CALIFORNIA STEM CELL, INC., a Delaware corporation ("Tenant").

RECITALS

A.Landlord and Tenant entered into that certain Office Lease dated October 18, 2010 (the "Original Lease"), as amended by that certain First Amendment to Office Building Lease dated December 10, 2010 (the "First Amendment"), pertaining to certain real property commonly known as Suite 130 of the building located at 18301 Von Karman Avenue, Irvine, California, containing approximately 8,000 rentable square feet (the "Original Premises"). The Original Lease and the First Amendment are collectively referred to as the "Lease".

B.Landlord and Tenant desire to amend the Lease to, among other things, increase the size of the Original Premises, extend the Term and adjust the Basic Rent.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.Effective Date. As used herein, the "Effective Date" shall be July 15, 2012.

2.Premises. As of the Effective Date, the Premises, as described in Sections 1.4(2) and 1.6 of the Lease is expanded to include Suite 100 of the Building containing approximately 3,890 rentable square feet, as depicted on Exhibit "A" attached hereto and incorporated herein by this reference (the "Expansion Premises"). Thereafter, all references in the Lease to the "Premises" shall include the Original Premises and the Expansion Premises and the "Premises" shall contain, in the aggregate 11,890 rentable square feet.

3.Early Entry. Provided Tenant has delivered to Landlord the increased Security Deposit, the prepaid rent described in Section 6 below and an updated certificate of insurance, Tenant shall be granted access to the Expansion Premises upon full execution and delivery of this Amendment. Such early access shall be subject to all terms and conditions of the Lease, as hereby amended; provided, however, Tenant shall not be obligated to pay Basic Rent for the Expansion Premises prior to the Effective Date.

4.Term. The Term, as set forth in Section 1.7 of the Original Lease, is increased by Sixty-Five (65) Months from the Effective Date. As a result, unless terminated sooner, the expiration date shall be December 14, 2017.

5.Annual Basic Rent. The Basic Rent, as set forth in Section 1.11 of the Original Lease, is revised to reflect that as o(the Effective Date, the Basic Rent shall be as follows:

Dates	Monthly Basic Rental Rate per	Monthly Basic Rental Rate per	Monthly Installments of	Monthly Installments of	Total Monthly Installments of	Annual Basic Rent
	Rentable	Rentable Square	Basic Rent for	Basic Rent for	Basic Rent
	Square Foot of the Original	Foot of the Expansion	the Original Premises	the Expansion Premises
	Premises	Premises	(8,000 SqFt)	(3,890SqFt)

6/1/2012	$2.01		$16,080.00		$16,080.00	$192,960.00^
7/14/12

Effective Date	$2.01	$2.00*	$16,080.00	$7,780.00*	$16,080.00	$192,960.00^
-12/14/12

12/15/12 -	$2.01	$2.00	$16,080.00	$7,780.00	$23,860.00	$286,230.00^
5/31/13

6/1/13-	$2.07	$2.00	$16,560.00	$7,780.00	$24,340.00	$292,080.00^
7/14/13

7/15/13 -	$2.07	$2.06	$16,560.00	$8,013.40	$24,573.40	$294,880.80^
5/31/14

6/1/14 -	$2.13	$2.06	$17,040.00	$8,013.40	$25,053.40	$300,640.80^
7/14/14

7/15/14 -	$2.13	$2.12	$17,040.00	$8,246.80	$25,286.80	$303,441.60^
5/31/15

6/1/15 -	$2.19	$2.12	$17,520.00	$8,246.80	$25,776.80	$309,201.60^
7/14/2015

7/15/15 -	$2.19	$2.18	$17,520.00	$8,480.20	$26,000.20	$3I 2,002.40^
9/30/15

10/1/15 -	$2.18	$2.18	$17,440.00	$8,480.20	$25,920.20	$311,042.40^
7/14/16

7/15/16 -	$2.25	$2.25	$18,000.00	$8,752.50	$26,752.50	$321,030.00
7/14/17

7/15/17-	$2.32	$2.32	$18,560.00	$9,024.80	$27,584.80	$331,017.60^
12/14/17
* Abated as to the Expansion Premises. The Monthly Installments of Basic Rent for the Expansion Premises for the period from July 15, 2012 through December 14, 2012 are abated. Should Tenant at any time during the Term be in Default under the Lease and not cure such Default within the applicable cure period, Tenant shall reimburse Landlord the amount of the abated Monthly Installments of Basic Rent.

^Annualized.

6.Security Deposit and Prepayment of Rent. As of the date of this Amendment, the Security Deposit, as set forth in Section 1.14 of the Original Lease, shall increase from

45562v5

"$17,557.94" to "$106,444.44". Upon Tenant's execution of this Amendment, Tenant shall deliver to Landlord (a) the increased portion of the Security Deposit in the amount of $88,886.50, and (b) the Monthly Installment of Basic Rent for the period of July 15, 2012 through August 14, 2012 in the amount of $16,068.00. To the extent not previously applied and provided Tenant is not in Default, a portion of the Security Deposit shall be applied to the payment of Tenant's Monthly Installments of Basic Rent for the periods and in the amounts as set forth in the following schedule.

PERIOD	AMOUNT OF SECURITY DEPOSIT TO BE APPLIED TO MONTHLY INSTALLMENT OF BASIC RENT
7/15/13 - 8/14/13	$8,013.40
7/15/14 - 8/14/14	$8,246.80
7/15/15 -8/14/15	$8,480.20
7/15/16 - 8/14/16	$8,752.50
7/15/17 - 8/14/17	$9,024.80

7.Base Year. As of the Effective Date, the Base Year set forth in Section 1.12 of the Original Lease is changed from "Calendar Year 2011" to "Calendar Year 2012". In addition, Section 6.2 of the Original Lease is revised to provide that Tenant shall not be required to pay Tenant's Percentage of the increase of actual Operating Expenses paid over the Base Year amount or Tenant's Percentage of the increase of actual Real Property Taxes paid over the Base Year amount applicable to the period between July 15, 2012 and July 14, 2013.

8.Tenant's Share. As of the Effective Date, Tenant's Share, as set forth in Section 1.13 of the Original Lease, shall increase from "3.53%" to "5.25%".

9.Parking. As of the Effective Date, Section 1.8 of the Original Lease is revised to provide that Tenant's allocation of unreserved vehicle parking spaces shall be increased from "twenty-seven (27)" to "forty-eight (48)" of which five (5) [increased from three (3) as provided in Section 1.8] may be reserved vehicle parking spaces, at Tenant's election. Tenant shall continue to be entitled to use the VIP Spaces described in Section 1.8 of the Original Lease, subject to the limitations set forth in Section 1.8. As of the Effective Date, the Monthly Vehicle Parking Space Fees shall be revised to provide that (a) for the unreserved vehicle parking spaces, from the Effective Date through September 30, 2014 there will be no Monthly Vehicle Parking Space Fee and from October 1, 2014 through December 14, 2017, the Monthly Vehicle Parking Space Fee shall be $40.00 for each unreserved vehicle parking space; and (b) for the reserved vehicle parking spaces, the Monthly Vehicle Parking Space Fee from the Effective Date through December 14, 2017 shall be $90.00 for each reserved vehicle parking space. To the extent not specifically revised herein, the terms of Section 1.8 of the Original Lease remain in full force and effect.

10.Expansion Improvements. Tenant accepts the Expansion Premises in its "as-is" condition, without any agreements, representations, understandings or obligations on the part of Landlord to perform or pay for any alterations, repairs or improvements. Notwithstanding the foregoing, Landlord, agrees to reimburse Tenant with a TI Contribution in the amount of up to One Hundred Sixteen Thousand Seven Hundred Dollars ($116,700) (based on $30.00 per Rentable Square Foot in the Expansion Premises") (the "TI Contribution") to be used by Tenant to construct tenant improvements in the Expansion Premises pursuant to Plans and Specifications approved in advance by Landlord (the "Expansion Improvements"). The Expansion Improvements shall be constructed by Tenant using contractors and architects approved in advance by Landlord and may include those contractors and architects set forth on Exhibit "C" which have been approved by Landlord. All Expansion Improvements shall be constructed in accordance with the Work Letter attached hereto as Exhibit "B" and incorporated herein by reference and the TI Contribution shall be disbursed in accordance with the Work Letter. The Expansion Improvements shall be built using Building standard materials and finishes or using materials and finishes consistent with the materials and finishes in Suite 130 of the Original Premises.

11.Signage. Article 36 of the Lease is revised to provide that Tenant shall receive additional directory and suite signage for the Expansion Premises.

12.Brokers. Landlord and Tenant each represent to the other that, other than Grubb & Ellis representing Tenant and CB Richard Ellis representing Landlord, neither party has had any dealings with any other real estate broker, agent or finder in connection with the negotiation of this Amendment, and that they know of no other real estate broker, agent or finder who is, or might be, entitled to a commission or finder's fee in connection with this Amendment. Each party shall indemnify, protect, defend and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including reasonable attorneys' fees) resulting from any claims that may be asserted by any broker, agent or finder based on any statements or representations by the indemnifying party. The terms of this Section will survive the expiration or earlier termination of the Lease.

13.Full Force and Effect. Except as expressly modified hereby, the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. All references herein and in the Lease to the "Lease" shall mean, unless the context clearly indicates to the contrary, the Lease as amended by this Amendment. Defined terms used herein shall have the meaning set forth in the Lease, unless a contrary meaning is contained in this Amendment.

14.No Oral Agreements. The Lease and this Amendment contain all of the agreements of the parties with respect to the matters set forth herein, except for those terms and conditions incorporated herein by reference. There are no oral agreements or understandings between the parties hereto affecting the Lease or this Amendment. Neither the Lease nor this Amendment can be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement or any waiver, change, modification or discharge is sought.

15.Counterparts. This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.

16.Successors and Assigns. This Lease, as amended hereby, shall apply to and bind Landlord and Tenant and their respective successors and assigns.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

LANDLORD:            WW VKO Owner, LLC
a Delaware limited liability company

By: /s/ Kashif Z. Sheilkh
Name: Kashif Z. Sheilkh
Title: Vice President

TENANT:            CALIFORNIA STEM CELL, INC.,
a Delaware Corporation

    By: /s/ Jason Livingston

Name: Jason Livingston
Its: CFO

THIRD AMENDMENT TO OFFICE LEASE AGREEMENT

THIS THIRD AMENDMENT TO OFFICE LEASE AGREEMENT ("Amendment") is made as of this 28th day of February, 2014, by and between CGGL 18301 LLC, a Delaware limited liability company ("Landlord"), and CALIFORNIA STEM CELL, INC., a Delaware corporation ("Tenant").

RECITALS

A.Landlord's predecessor in interest, WW VKO Owner, LLC, a Delaware limited liability company ("VKO"), and Tenant entered into that certain Office Lease dated October 18, 2010 (the "Original Lease"), as amended by that certain First Amendment to Office Building Lease dated December 10, 2010 (the "First Amendment") by and between VKO and Tenant and that certain Second Amendment to Office Lease Agreement dated February l, 2012 (the "Second Amendment") by and between VKO and Tenant, pertaining to certain real property commonly known as Suites 100 and 130 of the building located at 18301 Von Karman Avenue, Irvine, California, containing in the aggregate approximately 11,890 rentable square feet (the "Existing Premises"). The Original Lease, the First Amendment and the Second Amendment are collectively referred to as the "Lease".

B.Landlord succeeded to the interest of "Landlord" under the Lease pursuant to that certain Assignment of Leases and Intangible Property dated January 16, 2014 by and between VKO and Landlord.

C.Landlord and Tenant desire to amend the Lease to, among other things, provide Tenant with a separate storage area within the Building.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.Effective Date. As used herein, the "Effective Date" shall be March 1, 2014.

2.Storage. In addition to the Existing Premises, Tenant has requested and Landlord has agreed to allow Tenant to use Storage Space Number 12 located on the basement level of the Building, as depicted on Exhibit "A'', attached hereto and incorporated herein by reference, containing approximately 206 rentable square feet (the "#12 Storage Area"). As of the Effective Date, the definition of Premises shall include the #12 Storage Area. The #12 Storage Area is to be used solely for storage of Tenant's documents and records, and for no other purpose. Tenant's use of the #12 Storage Area shall be on a month-to-month basis beginning on the Effective Date and either Landlord or Tenant may terminate Tenant's use of the #12 Storage Area by providing no less than thirty (30) days written notice to the other party. If not previously terminated, Tenant's use of the #12 Storage Area shall automatically terminate concurrently with the expiration or earlier termination of the Lease. Employees, agents and invitees of Tenant are strictly prohibited from working within the boundaries of the Storage Area. If Tenant uses any portion of the #12 Storage Area for purposes other than storage, Tenant shall pay rent for such area at the then market rental rate for office space. In addition to the Basic Rent Tenant is required to pay pursuant to the terms of the Lease, beginning on the Effective Date, Tenant shall also pay Landlord Rent for the #12 Storage Area in the amount of Two Hundred Six and 00/100 Dollars ($206.00) (based on One Dollar ($1) per rentable square foot of the #12 Storage Area) per month. Tenant accepts the #12 Storage Area in its "as-is" condition, without any agreements, representations, understandings or obligations on the part of Landlord to perform or pay for any alterations, repairs or improvements. Upon vacating the # 12 Storage Area, Tenant shall leave the #12 Storage Area in the condition in which it was received. Upon the termination of the Tenant's right to use the #12 Storage Area and Tenant's vacating the #12 Storage Area in the condition required, the definition of the Existing Premises shall be deemed no longer to include the #12 Storage Area.

3.Brokers. Landlord and Tenant each represent to the other that neither party has had any dealings with any real estate broker, agent or finder in connection with the negotiation of this Amendment, and that they know of no real estate broker, agent or finder who is, or might be, entitled to a commission or finder's fee in connection with this Amendment. Each party shall indemnify, protect, defend and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including reasonable attorneys' fees) resulting from any claims that may be asserted by any broker, agent or finder based on any statements or representations by the indemnifying party. The terms of this Section will survive the expiration or earlier termination of the Lease.

4.Full Force and Effect. Except as expressly modified hereby, the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. All references herein and in the Lease to the "Lease" shall mean, unless the context clearly indicates to the contrary, the Lease as amended by this Amendment. Defined terms used herein shall have the meaning set forth in the Lease, unless a contrary meaning is contained in this Amendment.

5.No Oral Agreements. The Lease and this Amendment contain all of the agreements of the parties with respect to the matters set forth herein, except for those terms and conditions incorporated herein by reference. There are no oral agreements or understandings between the parties hereto affecting the Lease or this Amendment. Neither the Lease nor this Amendment can be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement or any waiver, change, modification or discharge is sought.

6.Counterparts. This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.

7.Successors and Assigns. This Lease, as amended hereby, shall apply to and bind Landlord and Tenant and their respective successors and assigns.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

LANDLORD:        CGGL 18301 LLC, a Delaware
limited liability company

By: Greenlaw 18301 VK Investors, LLC, a California limited liability company its operations member

By:	Greenlaw Partners, LLC, a California limited liability company

By: /s/ Wilbur H. Smith III
Name: Wilbur H. Smith III
Title: Principal

TENANT:            CALIFORNIA STEM CELL, INC.,
a Delaware Corporation

    By: /s/ Chris Airriess
Name: Chris Airriess
Its: COO

FOURTH AMENDMENT TO OFFICE LEASE AGREEMENT

THIS FOURTH AMENDMENT TO OFFICE LEASE AGREEMENT (“Amendment”) is made as of this 19th day of December, 2014, by and between CGGL 18301 LLC, a Delaware limited liability company (“Landlord”), and NEOSTEM, INC., a Delaware corporation (“Tenant”).

RECITALS
A.    Landlord’s predecessor-in-interest, WW VKO Owner, LLC, a Delaware limited liability company (“VKO”), and Tenant’s predecessor-in-interest, California Stem Cell, Inc., a Delaware corporation (“CSC”), entered into that certain Office Lease dated October 18, 2010 (the “Original Lease”), as amended by that certain First Amendment to Office Building Lease dated December 10, 2010 (the “First Amendment”) by and between VKO and CSC, that certain Second Amendment to Office Lease Agreement dated February 1, 2012 (the “Second Amendment”) by and between VKO and CSC and that certain Third Amendment to Office Lease Agreement dated February 28, 2014 (the “Third Amendment”) by and between Landlord and CSC, pertaining to certain real property commonly known as Suites 100 and 130 of the building located at 18301 Von Karman Avenue, Irvine, California, containing approximately 11,890 rentable square feet, together with #12 Storage Area (the “Original Premises”). The Original Lease, the First Amendment, the Second Amendment and the Third Amendment are collectively referred to as the “Lease”.
B.    Landlord and Tenant desire to amend the Lease to, among other things, increase the size of the Original Premises, extend the Term and adjust the Basic Rent.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1.    Effective Date. As used herein, the “Effective Date” shall be the later of (a) April 1, 2015, and (b) substantial completion of the Second Expansion Improvements.

2.    Leased Premises. As of the Effective Date, the Leased Premises, as described in Sections 1.4(2) and 1.6 of the Lease, as previously expanded pursuant to Section 2 of the Second Amendment and Section 2 of the Third Amendment, is further expanded to include Suite 350 of the Building containing approximately 4,221 rentable square feet, as depicted on Exhibit “A” attached hereto and incorporated herein by this reference (the “Second Expansion Premises”). Thereafter, all references in the Lease to the “Leased Premises” shall include the Original Premises, the Expansion Premises and the Second Expansion Premises and the “Leased Premises”, excluding #12 Storage Area, shall contain, in the aggregate 16,111 rentable square feet.

3.    Term. The Term, as set forth in Section 1.7 of the Original Lease, as previously extended pursuant to Section 4 of the Second Amendment, is increased by Seventy-Two (72) Months from the Effective Date (the “Expansion Term”). As a result, unless terminated sooner, the expiration date shall be the date which is Seventy-two (72) months from the Effective Date, which is estimated to be on or about March 31, 2021, but will be confirmed in accordance with Section 4 below.

4.    Confirmation of Dates. Upon the determination of the Effective Date, and the expiration date, the parties will confirm such dates in a writing provided by Landlord.

5.    Annual Basic Rent. The Basic Rent, as set forth in Section 1.11 of the Original Lease, as revised by Section 5 of the Second Amendment, is revised further to reflect that as of the Effective Date, the Basic Rent shall be as follows:

Months of the Expansion Term	Monthly Installments of Basic Rent	Annual Basic Rent
1 - 4	$37,803.21*	--
5 - 12	$37,803.21	$453,638.52^
13 - 24	$38,608.76	$463,305.12
25 - 36	$39,414.31	$472,971.72
37 - 48	$40,219.86	$482,638.32
49 - 60	$41,025.41	$492,304.92
61 - 72	$41,830.96	$501,971.52
* Abated. The Monthly Installments of Basic Rent for the first four (4) months of the Expansion Term are abated. Should Tenant at any time during the Expansion Term be in Default under the Lease and not cure such Default within the applicable cure period, Tenant shall reimburse Landlord the amount of the abated Monthly Installments of Basic Rent.
^ Annualized.
6.    Base Year. As of the Effective Date, the Base Year set forth in Section 1.12 of the Original Lease, as revised in Section 7 of the Second Amendment, is changed from “Calendar Year 2012” to “Calendar Year 2015”.

7.    Tenant’s Share. As of the Effective Date, Tenant’s Share, as set forth in Section 1.13 of the Original Lease, as previously increased pursuant to Section 8 of the Second Amendment, shall increase from “5.25%” to “7.18%”.

8.    Parking. As of the Effective Date, Section 1.8 of the Original Lease, as revised by Section 9 of the Second Amendment, is revised to provide that Tenant’s allocation of unreserved vehicle parking spaces shall be increased from “forty-eight (48)” to “sixty-four (64)” of which five (5) may be reserved vehicle parking spaces, at Tenant’s election. Tenant shall continue to be entitled to use the VIP Spaces described in Section 1.8 of the Original Lease, as amended by Section 9 of the Second Amendment, subject to the limitations set forth therein. As of the Effective Date, the Monthly Vehicle Parking Space Fees shall be revised with respect only to the unreserved vehicle parking spaces, to provide that for the eighteen (18) month period following the Effective Date (as defined in this Amendment) there will be no Monthly Vehicle Parking Space Fee and thereafter the Monthly Vehicle Parking Space Fee shall return to the rate of $40.00 for each unreserved vehicle parking space. To the extent not specifically revised herein, the terms of Section 1.8 of the Original Lease, as revised by Section 9 of the Second Amendment, remain in full force and effect.

9.    Expansion Improvements. Tenant accepts the Second Expansion Premises in its “as-is” condition, without any agreements, representations, understandings or obligations on the part of Landlord to perform or pay for any alterations, repairs or improvements. Notwithstanding the foregoing, Landlord agrees, at Landlord’s sole cost and expense, to construct mutually agreed to improvements in the Second Expansion Premises as set forth and/or depicted on the Pricing Plan prepared by H. Hendy Associates dated October 9, 2014, excluding the dedicated HVAC, and to repaint and recarpet the Second Expansion Premises using Tenant’s existing color pallet (the “Second Expansion Improvements”). The Second Expansion Improvements shall be made using Building standard materials, improvements and finishes.

10.    Emergency Generator.
(a)    In connection with the Permitted Use, set forth in Article 1 of the Lease, as amended by Section 1 of the First Amendment, Tenant, at Tenant’s sole cost and expense, shall be permitted to install, store and use an emergency generator and any applicable or associated, pipes, conduits, units and/or tanks required for the storing of any generator materials and/or the operation of the emergency generator (collectively, “Generator”) outside the Building in an area directly adjacent to Suite 130 in the location specified on the site plan attached hereto as Exhibit “A” (the “Outside Areas”) on a concrete pad built by Tenant together with a secure, fenced, limited access, visual barrier reasonably approved by Landlord. The Generator for purposes of the Lease and Section 16 thereof, shall be “Supplemental Equipment” and subject to the terms thereof. The Outside Areas shall be deemed to be part of the Leased Premises. Tenant shall obtain all required governmental approvals and permits for the storage and operation of the Generator prior to the commencement of the Generator installation work and Tenant shall continue to observe and maintain such operational approvals and permits throughout the Term. Landlord, at Landlord’s sole cost and expense, agrees to promptly upon Tenant’s request provide architectural drawings, relating to the installation of the concrete pad, as well as promptly perform within a reasonable time frame (so as not to delay Tenant’s installation of the Generator) any modifications (including removal, addition, regarding and replanting) to the existing landscaping.
(b)    All work and alterations to the Leased Premises and/or the Outside Areas performed in connection with the installation of the Generator shall be subject to the terms of the Lease, including, but not limited to, prior to the commencement of the installation work (i) Tenant’s receipt of Landlord’s written approval of the plans and specifications, which approval shall not be unreasonably withheld, conditioned or delayed, (ii) Tenant’s receipt of all required governmental approvals and permits for the installation work, and (iii) Tenant’s reasonable satisfaction of all insurance requirements (including the naming of additional insureds to the contractor and subcontractor insurance policies as reasonably required by Landlord). Tenant shall provide Landlord with a schedule of the proposed installation work at least five (5) business days prior to the commencement of such work. Tenant shall not make any modifications, alterations or penetrations of the Building’s exterior or foundation without Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and any such work shall be performed by contractors or subcontractors chosen by Landlord in its sole and absolute discretion, but subject to (1) Tenant’s reasonably requirements and specifications related to such contractors/subcontractors expertise, not only as to the installation of the Generator, but as necessary for the operation of Tenant’s business needs, and (2) Tenant’s reasonably approval of costs and expenses for such work. Any temporary alterations to the Building, Outside Areas or the Property, including, but not limited to, landscaping alterations, but subject to Landlord’s obligations as set forth in Section 10(a) above, shall be restored by Tenant, at Tenant’s sole cost and expense, to substantially the same condition as existed prior to the installation of the Generator. The Generator as Supplemental Equipment shall be subject to Section 16.1 of the Lease and at the expiration or earlier termination of the Lease or earlier removal of the Generator shall be removed by Tenant in accordance with Section 15.2 as an alteration that Landlord has instructed Tenant to remove.
(c)    Any Hazardous Materials, as defined in the Lease, stored or used on the Leased Premises in connection with the Generator (“Generator Materials”) shall be permitted subject to Tenant’s obligation to comply with all Hazardous Materials laws, and Tenant’s obligation to specify the Generator Materials in the annual Hazardous Materials management plan and the indemnification provisions of the Lease, shall apply to the Generator Materials.
(d)    Prior to installation of the Generator, in connection with the pending installation of the Generator, at Landlord’s request, Tenant shall deliver to Landlord an updated Hazardous Materials management plan which shall include the estimated quantities of all Generator Materials to be stored or used on the Leased Premises.

11.    Tenant’s Option to Relocate. Provided Tenant is not in Default under any provision of this Lease, is in occupancy of the entire Leased Premises, excluding the#12 Storage Area and has not assigned the Lease or subleased a portion of the Leased Premises and subject to any rights to expand or rights of first refusal or rights of first offer granted to other tenants of the Building prior to the date of this Amendment, Landlord grants Tenant a right to relocate the Second Expansion Premises to either Suite 120 and/or Suite 150 of the Building (the “Relocation Area”). If the Relocation Area becomes vacant during the Expansion Term, or any renewal Term exercised by Tenant pursuant to Section 39 (Option Term) of the Lease, Landlord will notify Tenant in writing prior to offering the Relocation Area to a third party (the “Relo Offer Notice”). The terms of Tenant’s lease of the Relocation Area would be the same as those for the Second Expansion Premises, provided that the Basic Rent would be calculated using the same rate per rentable square foot as the Second Expansion Premises. In addition, Tenant would accept the Relocation Area in its “AS-IS” condition; provided, however, Landlord would repaint and recarpet the portion of the Relocation Area Tenant elected to lease using Building standard materials and finishes. Tenant shall have five (5) days following receipt of the Relo Offer Notice (which notice shall describe the portion of the Relocation Area available and set forth the date on which the relocation would occur) to notify Landlord in writing if Tenant is exercising Tenant’s right to lease the Relocation Area (or portion thereof offered in the Relo Offer Notice). If Tenant gives notice exercising its right to relocate, the parties shall execute an amendment to the Lease to confirm the new calculation of the Monthly Basic Rent. If Tenant does not exercise the right to relocate within such five (5) day period, then such right shall be deemed to have lapsed and Landlord may thereafter freely lease all or a portion of the Relocation Area to any other party, at any time, on any terms in Landlord’s sole discretion. Landlord would then be obligated to deliver a Relo Offer Notice to Tenant the next time the Relocation Area became newly available to lease to a third party.

12.    Signage. Article 36 of the Original Lease, as amended by Section 11 of the Second Amendment, is revised to provide that Tenant shall receive additional directory and suite signage for the Second Expansion Premises (and, if applicable, to any Relocation Area).

13.    Option Term. Landlord and Tenant agree that Tenant continues to have the right to exercise its rights to extend the Term pursuant to Section 39 of the Lease (as set forth in the Addendum to the Original Lease).

14.    Brokers. Landlord and Tenant each represent to the other that, other than Stream Realty L.P. representing Tenant and CB Richard Ellis representing Landlord, neither party has had any dealings with any other real estate broker, agent or finder in connection with the negotiation of this Amendment, and that they know of no other real estate broker, agent or finder who is, or might be, entitled to a commission or finder’s fee in connection with this Amendment. Each party shall indemnify, protect, defend and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including reasonable attorneys’ fees) resulting from any claims that may be asserted by any broker, agent or finder based on any statements or representations by the indemnifying party. The terms of this Section will survive the expiration or earlier termination of the Lease.

15.    Tenant’s Address for Notices. In addition to Tenant’s Address for Notices set forth in Section 1.4 of the Original Lease, notices must be sent to NeoStem, Inc., 420 Lexington Avenue, Suite 350, New York City, New York 10170, Attention: Catherine Vaczy, General Counsel.

16.    Full Force and Effect. Except as expressly modified hereby, the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control. All references herein and in the Lease to the “Lease” shall mean, unless the context clearly indicates to the contrary, the Lease as amended by this Amendment. Defined terms used herein shall have the meaning set forth in the Lease, unless a contrary meaning is contained in this Amendment.

17.    No Oral Agreements. The Lease and this Amendment contain all of the agreements of the parties with respect to the matters set forth herein, except for those terms and conditions incorporated herein by reference. There are no oral agreements or understandings between the parties hereto affecting the Lease or this Amendment. Neither the Lease nor this Amendment can be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement or any waiver, change, modification or discharge is sought.

18.    Counterparts. This Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.

19.    Successors and Assigns. This Lease, as amended hereby, shall apply to and bind Landlord and Tenant and their respective successors and assigns.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

LANDLORD:
CGGL 18301 LLC,
a Delaware limited liability company

By: Greenlaw 18301 VK Investors, LLC,
a California limited liability company
its operations member
By:     Greenlaw Partners, LLC, a
California limited liability company
its Managing Member

By:     /s/ Wilbur H. Smith III
Name: Wilbur H. Smith, III
Title: Principal

TENANT:	NEOSTEM, INC.,
a Delaware corporation

By:    /s/ Catherine Vaczy
Name: Catherine Vaczy
Its: General Counsel